AMENDMENT TO AGREEMENT PURSUANT TO DISTRIBUTION

AND SERVICE PLAN

SERVICE CLASS SHARES

This Amendment to Agreement Pursuant to Distribution and Service Plan (this “Amendment”) is made this April 29, 2022, by and between Great-West Funds, Inc., a Maryland corporation, (“Great-West Funds”) and GWFS Equities, Inc., a Delaware corporation (the “Distributor”).

WHEREAS, Great-West Funds and Distributor are parties to that certain Agreement Pursuant to Distribution and Service Plan dated April 30, 2009 (the “Agreement”);

WHEREAS, Great-West Funds and Distributor desire to amend the Agreement as set forth below.

NOW, THEREFORE, in consideration of the mutual promises and undertakings herein provided, the Fund and Distributor hereby agree as follows:

1.	Schedule A of the Agreement is deleted in its entirety and replaced with the Schedule A attached hereto and incorporated herein.

2.	In the event of a conflict between the terms of this Amendment and the Agreement, the terms of this Amendment shall control.

3.	This Amendment may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one instrument.

4.	Except as amended by this Amendment, all other provisions of the Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized at Greenwood Village, Colorado, on the day and year first written above.

GREAT-WEST FUNDS, INC.		GWFS EQUITIES, INC.

By:	/s/ Kelly B. New	By:	/s/ Regina Mattie

Name:	Kelly B. New	Name:	Regina Mattie

Title:	Treasurer	Title:	Vice President

Amendment to Agreement Pursuant to Distribution and Service Plan – Service Class	Page 2 of 3

SCHEDULE A

LIFETIME FUNDS

Great-West Lifetime 2015 Fund

Great-West Lifetime 2020 Fund

Great-West Lifetime 2025 Fund

Great-West Lifetime 2030 Fund

Great-West Lifetime 2035 Fund

Great-West Lifetime 2040 Fund

Great-West Lifetime 2045 Fund

Great-West Lifetime 2050 Fund

Great-West Lifetime 2055 Fund

Great-West Lifetime 2060 Fund

SECUREFOUNDATION FUNDS

Great-West SecureFoundation® Balanced Fund

Amendment to Agreement Pursuant to Distribution and Service Plan – Service Class	Page 3 of 3